                                                   Registration No.___________
As filed with the Securities and Exchange Commission on April 4, 1996

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON D.C.  20549

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


                   BUTLER MANUFACTURING COMPANY
      (Exact name of registrant as specified in its charter)
         DELAWARE                                48-0188420
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)          Identification Number)
BMA Tower, Penn Valley Park (P.O. Box 419917), Kansas City, Missouri 64141-0917
                          (816) 968-3000
(Address,  including zip code, and telephone number,  including area code, of registrant's principal executive offices)

                    EMPLOYEE SAVINGS TRUSTS


                     John H. Calvert, Esq.
                      Lathrop & Gage L.C.
               2345 Grand Avenue, Suite 2600
                    Kansas City, MO  64108
                        (816) 472-3220
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies to:
                    Richard O. Ballentine
        Vice President, General Counsel and Secretary
                Butler Manufacturing Company
                BMA Tower, Penn Valley Park
                     (P.O. Box 419917)
             Kansas City, Missouri 64141-0917
                      (816) 968-3206

              CALCULATION OF REGISTRATION FEE

                                       Proposed
                       Proposed         Maximum
Title of Each           Maximum        Aggregate
Class of Securities   Amount to be   Offering Price   Offering    Amount of
to be Registered     Registered(1)    Per Unit(2)     Price(2) Registration Fee
- -------------------------------------------------------------------------------

Common Stock,
no par value............300,000         $33.25      $9,975,000      $3,440

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Act"), this Registration Statement covers, in addition to the shares of Common Stock stated above, interests in the three Employee Savings Trusts ("Plans") that constitute separate securities of an indeterminant amount and an indeterminate number of shares of Common Stock which by reason of certain events such as stock splits, may become subject to the Plans.
(2) Pursuant to Rule 457(c) and (h) under the Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee, do not take into account plan interests being registered, and are based upon the average of the high and low prices of the Common Stock of the Registrant as reported by the National Association of Securities Dealers,
              Inc. Automated Quotation System ("NASDAQ") on April, 1996.


                                 PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Certain Documents by Reference

         This Registration Statement covers the offering of Common Stock of Butler Manufacturing Company (the "Company" or "Registrant") under three 401(k) Plans sponsored by the Company (the "Plans"): the BUTLER EMPLOYEE SAVINGS TRUST, the GALESBURG HOURLY EMPLOYEE SAVINGS TRUST, and the BIRMINGHAM HOURLY EMPLOYEE SAVINGS TRUST, as well as interests in each of the Plans. The Company hereby incorporates by reference the following documents:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (An annual report on Form 11-K has not been filed and is not being filed concurrently herewith on behalf of the Plans since the Plans have not previously been subject to the reporting requirements of Section 15(d) and because the 401-K provisions of the Plans that permit the use of employee contributions for the purchase of the Company's Common Stock, which in effect constitute separate plans and which necessitates the registration of interests in the plan, have not been in existence for at least 90 days prior to the filing of this Registration Statement (See Eastman Kodak Company no action letter publicly available February 6, 1984);

         2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to above;

         3. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated September 23, 1988, as amended by Amendment No. 1 on Form 8, dated October 27, 1988 and Amendment No. 2 on Form 8, dated June 27, 1990; and

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any director or officer against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or other enterprise, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, if such person had no reasonable cause to believe his conduct was unlawful. The statute also provides that (1) a corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with any such action by or in the right of the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is to be made with respect to any matter as to which he has been adjudged liable unless authorized by the court; (2) a corporation shall indemnify any such person against expenses actually and reasonably incurred in defense of any such action (whether or not by or in the right of the corporation) if such person has been successful in defense of the action; and (3) a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against such person incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability.

         Pursuant to the DGCL the Company's Certificate of Incorporation provides that each person who is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is an officer or director of the Company or of a Company subsidiary or enterprise (including an employee benefit plan as a plan fiduciary) or who, while an officer or director of the Company, was serving at the request of the Company as an officer or director of another enterprise, shall be indemnified by the Corporation to the fullest extent authorized by the DGCL; provided, that the Company is not required to provide indemnity with respect to any claim made against the director or officer (i) for an accounting of profits made from the purchase or sale by the officer or director of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or
(ii) for amounts paid in settlement of a claim without the consent of the Company.

         The indemnification provisions in the Company's Certificate of Incorporation also entitle an officer or director to obtain payment of expenses incurred by him in defending against a proceeding in advance of the outcome if he undertakes in writing to repay such amounts if it shall ultimately be determined that he is not entitled to indemnity.

         Under a director's and officer's liability insurance policy purchased by the Company, the insurer is generally obligated to pay, subject to certain limits, deductibles, exceptions and exclusions, on behalf of officers and directors of the Company claims made against such directors and officers for losses (as defined) caused by any negligent act, any error, any omission or any breach of duty while acting in their capacities as directors or officers of the Company, any of its subsidiaries or as members of the Administrative Committee of the Plan or any matter claimed against them solely by reason of their holding such offices. Under the policy the insurer is also obligated to pay on behalf of the Company such claims made against the Company's directors and officers which the Company may be required or permitted to pay as indemnities due the directors or officers for such losses.

         Under the Plan the Company has agreed to indemnify and save harmless the members of the Administrative Committee from and against any and all loss resulting from liability to which the Committee members may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Plan. The members of the Committee consist of directors and officers of the Company.

Item 7.  Exemptions from Registration Claimed.

         Not Applicable.

                                                            R-2

Item 8.  Exhibits

         (a) Exhibits are listed on the Exhibit Index to this Registration Statement.

         (b) The Registrant will submit the Plans, as amended to the Internal Revenue Service in a timely manner for a determination that the Plans are qualified under Section 401 of the Internal Revenue Code, and will make all changes required by the IRS in order to qualify the Plans.

Item 9.  Undertakings

         (a)       The Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)     To include any prospectus required by
Section 10 (a) (3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                  R-3



                              SIGNATURES

         Pursuant to requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of April, 1996.

                                        BUTLER MANUFACTURING COMPANY
                                             s/Robert H. West
                                       By _______________________________
                                           Robert H. West
                                           Chairman of the Board

                          POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard O. Ballentine and John
Huey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                            Title                     Date
s/Robert H. West
___________________________  Chairman of the Board Principal    April 1, 1996
Robert H. West               Executive Officer and Director)
s/John H. Holland
___________________________  Vice President - Finance           April 1, 1996
John J. Holland             (Principal Financial Officer),
s/John T. Cole
__________________________   Controller (Principal              April 1, 1996
John T. Cole                 Accounting Officer)

___________________________  Director                     _____________, 1996
Harold G. Bernthal

___________________________  Director                    ______________, 1996
Robert E. Cook

___________________________  Director                    ______________, 1996
Alan M. Hallene
s/C.L. William Haw
___________________________  Director                           April 1, 1996
C.L. William Haw
s/George E. Powell
___________________________  Director                           April 1, 1996
George E. Powell
s/Donald H. Pratt
___________________________  Director                           April 1, 1996
Donald H. Pratt
s/Robert J. Reintjes
___________________________  Director                           April 1, 1996
Robert J. Reintjes, Sr.

___________________________  Director                    ______________, 1996
Judith A. Rogala
                                  R-4

         Pursuant to the requirements of the Securities Act of 1933, the Chairman of the Administrative Committee of each of the Plans have duly caused this registration statement to be signed on the behalf of each Plan by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 1st day of April, 1996.

                               BUTLER EMPLOYEE SAVINGS TRUST

                                 s/Robert H. West
                            By___________________________
                              Robert H. West, Chairman of the
                              Administrative Committee

                               BIRMINGHAM HOURLY EMPLOYEE SAVINGS TRUST

                                 s/Robert H. West
                            By___________________________
                               Robert H. West, Chairman of the
                               Administrative Committee

                               GALESBURG HOURLY EMPLOYEE SAVINGS TRUST

                                 s/Robert H. West
                            By___________________________
                               Robert H. West, Chairman of the
                               Administrative Committee





















                                R-5